Exhibit 4.(ii)
Second amendment to credit agreement


                                                           SECOND AMENDMENT


SECOND AMENDMENT (this "Amendment"), dated as of January 27, 1999, among ALLIANCE GAMING CORPORATION, a Nevada corporation (the "U.S. Borrower"), BALLY WULFF VERTRIEBS GMBH, a company with limited liability organized under the laws of the Federal Republic of Germany ("Bally Wulff Vertriebs"), BALLY WULFF AUTOMATEN GMBH, a company with limited liability organized under the laws of the Federal Republic of Germany ("Bally Wulff Automaten" and, together with Bally Wulff Vertriebs, the "German Borrowers," and each a "German Borrower" and the German Borrowers, together with the U.S. Borrower, the "Borrowers," and each a "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Lenders") and CREDIT SUISSE FIRST BOSTON, as Administrative Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as so defined.

W I T N E S S E T H : WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of August 8, 1997 (as amended, modified or supplemented through, but not including, the date hereof the "Credit Agreement"); WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided; NOW, THEREFORE, it is agreed:

1. Section 9.05(xx) of the Credit Agreement is hereby amended by inserting the following proviso at the end of such Section 9.05(xx):

 ",  provided  that from and after the Second  Amendment
Effective Date, neither the U.S. Borrower nor any of its Subsidiaries may make Investments pursuant to this clause (xx) in aggregate amount in excess of $2,000,000 at any one time outstanding, provided, however, from and after the last day of any Test Period ending after the Second Amendment Effective Date when the Leverage Ratio is less than or equal to 5.00:1 the U.S. Borrower and its Subsidiaries may make Investments pursuant to this clause (xx) in the amount otherwise permitted in this clause (xx) without giving effect to the preceding proviso".
2. Section 9.07(a) of the Credit Agreement is hereby amended by deleting the table appearing therein and inserting the following new text in lieu thereof:

       "Period of Four
       Consecutive Quarters
       Ended Closest To                                                Amount
       June 30, 1998                                              $18.5 million
       each June 30 ended thereafter                              $14 million;

provided, however, that in the event that the Leverage Ratio is less than or equal to 5.00:1 on the last day of any Test Period ending after the Second Amendment Effective Date, then from and after such date, the U.S. Borrower and its Subsidiaries shall instead be allowed to make Capital Expenditures pursuant to this clause (a) in an aggregate amount not to exceed, during any period of four consecutive fiscal quarters (taken as one accounting period) ending on the last day of a fiscal quarter described below (so long as ended after the last day of the Test Period referenced above in this proviso), the amount set forth opposite such fiscal quarter below:

       "Period of Four
       Consecutive Fiscal
       Quarters Ended                                                Amount
       Closest to
       June 30, 1999                                              $18.5 million
       June 30, 2000                                              $15 million
       June 30, 2001                                              $15 million
       each June 30 ended thereafter                              $16 million"

3. Section 9.07(b) of the Credit Agreement is hereby amended by adding the following new sentence immediately at the end thereof:

"For the purposes hereof, Capital Expenditures permitted to be made during any period of four fiscal quarters shall be the relevant amounts actually permitted to be spent during the relevant period from which the carry-forward is being made (whether pursuant to the first or second table appearing in Section 9.07(a))."

4. Section 9.08 of the Credit Agreement is hereby amended by (i) deleting clauses (x) and (y) contained therein in their entirety and inserting in lieu thereof the following new clauses (x), (y) and (z):

"(x) in the case of any such Test Period ended on or prior to September 30, 1998, 1.00:1, (y) in the case of any such Test Period ended after September 30, 1998 and on or prior to September 30, 1999, 0.80:1 and (z) in the case of any Test Period ended after September 30, 1999, 1.05:1".

5. Section 9.09 of the Credit Agreement is hereby amended by deleting the table appearing therein in its entirety and inserting the following new table in lieu thereof:
            "Test Periods Ending                                       Ratio
       After December 1, 1997
       and on or prior
       to September 30, 1998                                          1.75:1
       After September 30, 1998
       and prior to
       December  31, 1999                                             1.25:1
       On December 31, 1999
       and prior to
       June 30, 2000                                                  1.75:1
       On June 30, 2000
       and prior to
       June 30, 2001                                                  2.00:1
       Thereafter                                                     2.75:1".

6. Section 9.10 of the Credit Agreement is hereby amended by deleting the table appearing therein in its entirety and inserting the following new table in lieu thereof:
       "Period                                                         Ratio
       From and including
       December 31, 1997
       to but excluding
       December 31, 1998                                              5.75:1
       From and including
       December 31, 1998
       to but excluding                                               7.50:1
       March 31, 1999
       From and including                                             7.90:1
       March 31, 1999
       to but excluding
       September 30, 1999
       From and including
       September 30, 1999
       to but excluding
       December 31, 1999                                                7.00:1
       From and including
       December 31, 1999
       to but excluding                                                 5.50:1
       March 31, 2000
       From and including
       March 31, 2000
       to but excluding                                                 5.25:1
       June 30, 2001
       From and including
       June 30, 2001
       to but excluding                                                 4.25:1
       June 30, 2002
       From and including June 30,                                      3.75:1
       2002 and thereafter


7. Section 9.11 of the Credit Agreement is hereby amended by deleting the table appearing therein in its entirety and inserting the following new table in lieu thereof:

       "Period                                                        Amount
       On December 31, 1998
       to but excluding                                             $42,000,000
       March 31, 1999
       On March 31, 1999
       to but excluding                                             $40,000,000
       September 30, 1999
       On September 30, 1999
       to but excluding                                             $44,000,000
       December 31, 1999


      On December 31, 1999
       to but excluding                                             $56,000,000
       March 31, 2000
       On March 31, 2000
       to but excluding                                             $59,000,000
       June 30, 2001
       on June 30, 2001
       to but excluding                                             $70,000,000
       June 30, 2002
       On June 30, 2002
       and thereafter                                               $74,000,000



8.  The  definitions  of "Applicable   Commitment  Commission  Percentage"  and
"Applicable Margin" appearing in Section 11.01 of the Credit Agreement are hereby amended by (i) deleting the text "Level4, Level 5 or Level 6" appearing in the second parenthetical appearing in said definition and inserting the text ", or Level 4" in lieu thereof,

(ii) deleting the text beginning at "Level 1: Leverage Ratio less than 3:00" through the text "Level 6: Leverage Ratio is greater than or equal to 4.75 to 1." and inserting the following new text in lieu thereof:


                  Level 1:          Leverage Ratio is less than 4.50 to 1.

                  Level 2:          Leverage Ratio is greater than or equal to
                                    4.50 to 1 but less than 4.75 to 1.

                  Level 3:          Leverage Ratio is greater than or equal to
                                    4.75 to 1 but less than 5.25 to 1.

                  Level 4:          Leverage Ratio is greater than or equal to
                                    5.25 to 1.

,(iii) deleting the table appearing in said definition in its entirety and inserting the following new table in lieu thereof:

                                Level     Level      Level      Level
          "Ratio                  1         2          3          4

Euro Rate Loan Margin  for
U.S. Borrower Tranche A
Term Loans, German Borrower
Tranche A Term Loans and
Revolving Loans                 1.75%      2.00%     2.25%      2.75%

Base Rate Loan Margin for
U.S. Borrower Tranche A
Term Loans, Revolving Loans
and Swingline Loans             0.75%      1.00%     1.25%      1.75%

Euro Rate Loan Margin for
Delayed Draw Term Loans and
Tranche B Term Loans            2.50%      2.50%     2.75%      3.25%

Base Rate Loan Margin for
Delayed Draw Term Loans and
Tranche B Term Loans            1.50%      1.50%     1.75%      2.25%

Euro Rate Loan Margin for
Tranche C Term Loans            2.75%      2.75%     3.00%      3.5%

Base Rate Loan Margin for
Tranche C Term Loans            1.75%      1.75%     2.00%      2.5%

Applicable Commitment
Commission Percentage           0.40%      0.45%     0.50%     0.50%



and (iv) deleting each reference to "Level 6" in each instance where same appears in the proviso to the the first sentence of said definition and in the last sentence of said definition and inserting in lieu thereof in each such instance the text "Level 4".
9. Section 11.01 of the Credit Agreement is hereby further amended by inserting the following new definitions in the proper alphabetical order:

"Second Amendment" shall mean the Second Amendment to this Agreement, dated as of January 27, 1999.

"Second Amendment Effective Date" shall have the meaning provided in the Second Amendment.

10. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when (i) each Borrower, each Credit Party and the Required Lenders have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office and (ii) the Borrower shall have paid to the Administrative Agent for the account of each Lender which executes and delivers the counterpart of this Amendment to the Administrative Agent on or prior to 5:00 p.m. New York time, an amendment fee equal to 0.25 of 1% of the sum of such Lender's outstanding (x) Term Loans and
(y) Revolving Loan Commitment, in each case on the Second Amendment Effective Date.

11. In order to induce the Lenders to enter into this Amendment, each Borrower hereby represents and warrants that (i) the representations and warranties contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date after giving effect to this Amendment (it being understood and agreed that, as to any representation or warranty which by its terms is made as of a specified date, each Borrower represents and warrants that such representation and warranty is true and correct in all material respects only as of such specified date) and
(ii) there exists no Default or Event of Default on the Second Amendment Effective Date after giving effect to this Amendment.

12. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

13. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.

14. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
15. From and after the Second Amendment Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.
                                      * * *





IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

ALLIANCE GAMING CORPORATION



By_______________________________
Name:
Title:


BALLY WULFF VERTRIEBS GMBH



By_______________________________
Name:
Title:


BALLY WULFF AUTOMATEN GMBH



By_______________________________
Name:
Title:


CREDIT SUISSE FIRST BOSTON,
Individually and as Administrative Agent



By_______________________________
Title:
By_______________________________
Title:


THE BANK OF NOVA SCOTIA



By_______________________________
Name:
Title:


KZH ING-1 LLC



By_______________________________
Name:
Title:


SUMITOMO BANK OF CALIFORNIA



By_______________________________
Name:
Title:


THE MITSUBISHI TRUST AND BANKING CORP.



By_______________________________
Name:
Title:


SOUTHERN PACIFIC BANK



By_______________________________
Name:
Title:


CRESCENT/MACH I PARTNERS

By: TCW Asset Management Company, Its Investment
Advisor



By_______________________________
Name:
Title:


MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.



By_______________________________
Name:
Title:


TCW LEVERAGED INCOME TRUST, L.P.



By_______________________________
Name:
Title:




VAN KAMPEN PRIME RATE INCOME TRUST



By_______________________________
Name:
Title:


VAN KAMPEN CLO I, LIMITED

By: VAN KAMPEN MANAGERMENT INC., as Collateral
Manager



By_______________________________
Name:
Title:





INDOSUEZ CAPITAL FUNDING III, LIMITED
By: Indosuez Capital, as Portfolio Advisor



By_______________________________
Name:
Title:


DEEPROCK & COMPANY

By: Eaton Vance Management As Investment Advisor



By_______________________________
Name:
Title:



PILGRIM PRIME RATE TRUST
By: Pilgrim Investments, Inc. as its
Investment Manager




By_______________________________
Name:
Title:



MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST



By_______________________________
Name:
Title:



ROYALTON COMPANY

By: Pacific Investment Management Company
By: PIMCO Management Inc., a general partner


By_______________________________
Name: Bradley W. Paulson
Title: Vice President




SENIOR DEBT PORTFOLIO

By: Boston Management and Research as Investment
Advisor



By_______________________________
Name:
Title:




KZH-CRESCENT CORP.



By_______________________________
Name:
Title:


PAMCO CAYMAN LTD.



By_______________________________
Name:
Title:




CYPRESSTREE INVESTMENT PARTNERS I, LTD.,

By: Cypresstree Investment Management Company,
Inc., as Portfolio Manager



By_______________________________
Name:
Title:




TEXAS COMMERCE BANK



By_______________________________
Name:
Title:


ARCHIMEDES FUNDING, L.L.C.

By: ING Capital Advisors, Inc., as Collateral
Manager



By_______________________________
Name:
Title:


GENERAL ELECTRIC CAPITAL CORPORATION



By_______________________________
Name:
Title:




EATON VANCE SENIOR INCOME TRUST|
By: EATON VANCE MANAGEMENT AS ADVISOR



By:
Name:
Title:





ROYALTON COMPANY

By: Pacific Investment Management
Company
By: PIMCO Management Inc., a general partner


By:
Name: Bradley W. Paulson
Title: Vice President





CAPTIVA III FINANCE LTD., as advised by Pacific Investment Management
Company



By:
Name:
Title:






MASSMUTUAL HIGH YIELD PARTNERS II, LLC

By: HYP Management, Inc., as Managing Member


By:
Name:
Title:

Its:




CALIFORNIA BANK & TRUST



By:
Name:
Title:

Each of the undersigned, each being a Subsidiary
Guarantor, acknowledges and agrees to the provisions of the foregoing Second Amendment.

[add signature lines for Subsidiary Guarantors]